Exhibit 99.4

NOTICE OF GUARANTEED DELIVERY

For Tender of Any and All Outstanding
$300,000,000 9.625% Senior Subordinated Notes Due 2012, Series A in Exchange for $300,000,000
9.625% Senior Subordinated Notes Due 2012, Series B
of

JOHNSONDIVERSEY, INC.

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used by registered holders of outstanding $300,000,000 9.625% Senior Subordinated Notes due 2012, Series A (the “Outstanding Notes”) of JohnsonDiversey, Inc., a Delaware corporation (the “Company”), who wish to tender their Outstanding Notes pursuant to the exchange offer described in the prospectus dated             , 2002 (as the same may be amended or supplemented from time to time, the “Prospectus”) and (a) whose certificates for the Outstanding Notes are not immediately available, (b) who cannot deliver their Outstanding Notes, the Letter of Transmittal and all other required documents to BNY Midwest Trust Company (the “Exchange Agent”), or (c) who cannot complete the procedures for book-entry transfer prior to 5:00 p.m., New York City time, on             , 2002 or such later date and time to which the exchange offer may be extended (the “Expiration Date”).

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent, and must be received by the Exchange Agent prior to the Expiration Date. See “The Exchange Offer—Procedures for Tendering Outstanding Notes” in the Prospectus. Capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus.

The Exchange Agent For The Exchange Offer Is:

BNY MIDWEST TRUST COMPANY

By Registered Mail, Hand Delivery or Overnight Courier:
BNY Midwest Trust Company
c/o The Bank of New York
Corporate Trust Department
Reorganization Unit
101 Barclay Street, 7 East
New York, New York 10286
Attention: Diane Amoroso

By Facsimile:
212-298-1915

Confirm by Telephone:
212-815-3738

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, the Outstanding Notes indicated below pursuant to the guaranteed delivery procedures set forth in “The Exchange Offer—Procedures for Tendering Outstanding Notes—Guaranteed Delivery” in the Prospectus and in the instructions to the Letter of Transmittal.

Name(s) of Registered Holder(s):
(Please Print or Type)

Signature(s):

Address(es):

Area Code(s) and Telephone Number(s):

Account Number:

Date:

Certificate No(s). (if available)	Principal Amount of Outstanding Notes Tendered*

*	Must be in integral multiples of $1,000 stated principal amount at maturity.

GUARANTEE OF DELIVERY
(not to be used for signature guarantee)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or a correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the undersigned will deliver to the Exchange Agent the certificates representing the Outstanding Notes being tendered hereby in proper form for transfer (or a confirmation of book-entry transfer of such Outstanding Notes, into the Exchange Agent’s account at the book-entry transfer facility of The Depository Trust Company (“DTC”)) with delivery of a properly completed and duly executed Letter of Transmittal (or manually-signed facsimile thereof), with any required signature guarantees, or an Agent’s Message, in the case of a book-entry transfer, and any other required documents, all within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

The institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the certificates representing any Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at DTC) and the Letter of Transmittal to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

Name of Firm
Authorized Signature

Address	Name
Please Print or Type

(Zip Code)	Title

Area Code and Telephone No.	Dated

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